SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF

THE SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): April 26, 2013

                      BRIDGELINE DIGITAL, INC.

(Exact name of registrant as specified in its charter)

Delaware	001-33567	52-2263942
(State or other	(Commission	(IRS Employer
jurisdiction of	File Number)	Identification No.)
incorporation)

80 Blanchard Road

Burlington, MA 01803

(Address of principal executive offices, including zip code)

       (781) 376-5555

(Registrant’s telephone number, including area code)

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[   ] Written communications pursuant to Rule 425 under the Securities Act

[   ] Soliciting material pursuant to Rule 14a-12 under the Exchange Act

[   ] Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act

[   ] Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act

Item 5.07 Submission of Matters to a Vote of Security Holders

On April 26, 2013, Bridgeline Digital, Inc. (the “Company”) held its Annual Meeting of Shareholders. The following is a summary of the matters voted on at the meeting:

(1)	The results of the voting for the election of one director to serve a two-year term and two directors each to serve a three-year term were as follows:

Nominees	For	Withheld	Broker Non-Votes

Joni Kahn (two year term)	9,468,349	945,572	2,364,494

Kenneth Galaznik (three year term)	9,563,326	850,595	2,364,494

Scott Landers (three year term)	9,538,316	875,605	2,364,494

(2)

The results of the voting to amend the Amended and Restated Certificate of Incorporation to increase the number of authorized shares of Common Stock from 20,000,000 to 30,000,000 shares were as follows:

For	Against	Abstain	Broker Non-Votes
8,979,870	3,743,260	46,784	8,501

(3)

The results of the voting to amend the Bridgeline Digital, Inc. Amended and Restated Stock Incentive Plan to increase the number of shares of Common Stock available for issuance upon exercise of options granted under the Plan from 3,300,000 to 3,900,000 shares were as follows:

For	Against	Abstain	Broker Non-Votes
7,966,146	2,402,135	45,640	2,364,494

(4)	The results of the voting to ratify the selection of Marcum, LLP as the Company’s independent auditors for the fiscal year ending September 30, 2013 were as follows:

For	Against	Abstain	Broker Non-Votes
11,623,969	765,923	388,520	̶

(5)	The results of the voting on a non-binding advisory resolution to approve the compensation of the Company’s named executive officers were as follows:

For	Against	Abstain	Broker Non-Votes
8,805,828	1,300,172	307,921	2,364,494

(6)

The results of the voting on a non-binding advisory resolution to select the frequency of the non-binding advisory vote to approve the compensation of the Company’s named executive officers were as follows:

1 Year	2 Years	3 Years	Abstain	Broker Non-Votes
8,486,885	472,066	1,111,397	343,573	2,364,494

The Board of Directors of the Company has considered the recommendation of the stockholders and intends to conduct an annual advisory stockholder vote on the Company’s named executive officer compensation each year until the next vote on the frequency of such votes is held, which will be no later than the annual meeting of the stockholders in 2019.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

BRIDGELINE DIGITAL, INC. (Registrant)

By:	/s/ Michael D. Prinn
Michael D. Prinn Executive Vice President and Chief Financial Officer

Date: May 1, 2013